SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to sec. 240.14a-12.

Salomon Brothers Inflation Management Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PLEASE VOTE TODAY SO THAT YOUR VOTE REACHES US BY APRIL 3, 2006 VOTE FOR THE NEW MANAGEMENT AGREEMENT

SALOMON BROTHERS INFLATION MANAGEMENT FUND INC.

125 Broad Street, 10th Floor

New York, New York 10004

March 10, 2006

Dear Shareholder:

The Special Meeting of Shareholders of Salomon Brothers Inflation Management Fund Inc. (the “Fund”) is just a few weeks away. At the meeting, you are being asked to vote to approve a new management agreement for your Fund with your Fund’s current investment adviser, Salomon Brothers Asset Management Inc (“SBAM”).

YOUR VOTE IS EXTREMELY IMPORTANT

As you are aware, the Fund is currently operating under an interim management agreement that will terminate automatically on April 29, 2006. Under rules promulgated by the U.S. Securities and Exchange Commission, the Fund may not extend the current interim agreement or enter into a new agreement with SBAM beyond that date without shareholder approval. Your vote today helps ensure that the management of the Fund will continue uninterrupted.

VOTE NOW IN FAVOR OF THE NEW MANAGEMENT AGREEMENT

If the new management agreement is approved, the Fund has agreed to conduct up to five partial tender offers under certain circumstances, the first such tender to commence before June 30, 2006. Pursuant to these tenders, the Fund would purchase a portion of its shares at 98% of net asset value, providing Fund shareholders the opportunity to receive near net asset value for a portion of their shares. Your vote today increases the possibility that the Fund will conduct these tender offers.

We ask you to sign, date and return the enclosed proxy card TODAY or vote using the toll-free number on the enclosed proxy card or through the Internet.

Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your Board urges you to vote FOR the new management agreement. Time is running short, so please vote today.

IMPORTANT INFORMATION FOR SHAREHOLDERS HOLDING THEIR SHARES

IN A BROKERAGE ACCOUNT

Your broker can vote your shares held in a brokerage account ONLY if you give instructions to do so. If you give no instructions, your shares cannot be voted on the proposal at the Special Meeting.

Give your broker instructions simply by signing and dating the enclosed proxy card, and returning it in the enclosed postage-paid envelope or follow the instructions for phone or Internet voting on the enclosed proxy card. You do not have to contact your broker directly. We urge you to act today, and vote FOR the new management agreement on the enclosed proxy card.

We thank you for your continued trust and support. If you need any assistance, or have any questions regarding the Fund’s proposal or how to vote your shares, please call our proxy solicitor, Georgeson Shareholder Communications Inc., at 1-888-666-2596.

Sincerely,

R. Jay Gerken

Chairman

YOUR VOTE IS IMPORTANT. PLEASE ACT TODAY. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL:

17 State Street, 10th Floor

New York, NY 10004

(888) 666-2596 (Toll Free)

Banks and Brokerage Firms please call:

(212) 440-9800